             Exhibit 3.2 Amended and Restated Bylaws of Easco, Inc.















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                          AMENDED AND RESTATED BY-LAWS

                                   EASCO, INC.

                                   ARTICLE I.
                                  STOCKHOLDERS
                                  ------------

         Section 1.        Annual Meeting.
                           ---------------

                  An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

         Section 2.        Special Meetings.
                           -----------------

                  Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the Chairman of the Board of Directors and shall be held at such place, on such date, and at such time as they or he or she shall fix.

         Section 3.        Notice of Meetings.
                           -------------------

                  Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware or the Certificate of Incorporation of the Corporation).

                  When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         Section 4.        Quorum.
                           -------

                  At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

                  If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

                  If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

         Section 5.        Organization.
                           -------------

                  The Chairman of the Board of Directors or, in his or her absence, such person as the Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairperson of the meeting. In the


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absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairperson appoints.

         Section 6.        Conduct of Business.
                           --------------------

                  The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

         Section 7.        Proxies and Voting.
                           -------------------

                  At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

                  Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or required by law.

                  All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairperson of the meeting.

                  All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

         Section 8.        Stock List.
                           -----------

                  A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any person germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

                  The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

         Section 9.        Notice of Stockholder Business and Nominations.
                           -----------------------------------------------

                  (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(A)(1) of this by-law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th


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day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this by-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                  (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this by-law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this by-law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this by-law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

                  (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this by-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this by-law. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this by-law and, if any proposed nomination or business is not in compliance with this by-law, to declare that such defective proposal or nomination shall be disregarded.

                  (2) For purposes of this by-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.


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                  (3) Notwithstanding the foregoing provisions of this by-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law. Nothing in this by-law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                                   ARTICLE II.
                               BOARD OF DIRECTORS
                               ------------------

         Section 1.        Number and Term of Office.
                           --------------------------

                  The number of directors who shall constitute the whole board shall be such number as the Board of Directors shall at the time have designated, except that in the absence of any such designation, such number shall be one (1). Each director shall be elected for a term of one year and until his or her successor is elected and qualified, except as otherwise provided in the Certificate of Incorporation or required by law.

                  Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

         Section 2.        Vacancies.
                           ----------

                  If the office of any director becomes vacant by reason of death, registration, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified.

         Section 3.        Regular Meetings.
                           -----------------

                  Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

         Section 4.        Special Meetings.
                           -----------------

                  Special meetings of the Board of Directors may be called by the Chairman, by one-third of the directors then in office (rounded up to the nearest whole number) or by the President and shall be held at such place, on such date, and at such time as he, she or they shall fix. Notice of any special meeting of directors shall be given to each director at his business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these by-laws, as provided under Article VIII. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with
Section 2 of Article VI of these by-laws.

         Section 5.        Quorum.
                           -------

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                  At any meeting of the Board of Directors, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

         Section 6.        Participation in Meetings by Conference Telephone.
                           --------------------------------------------------

                  Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

         Section 7.        Conduct of Business.
                           --------------------

                  At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

         Section 8.        Powers.
                           -------

                  The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

                           (1) To declare dividends from time to time in
accordance with law;

                           (2) To purchase or otherwise acquire any property,
rights or privileges on such terms as it shall determine;

                           (3) To authorize the creation, making and issuance,
in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

                           (4) To remove any officer of the Corporation with or
without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

                           (5) To confer upon any officer of the Corporation the
power to appoint, remove and suspend subordinate officers, employees and agents;

                           (6) To adopt from time to time such stock, option,
stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

                           (7) To adopt from time to time such insurance,
retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

                           (8) To adopt from time to time regulations, not
inconsistent with these by-laws, for the management of the Corporation's business and affairs.

         Section 9.        Compensation of Directors.
                           --------------------------

                  Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

         Section 10.       Chairman.
                           ---------


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                  The Board of Directors may appoint from among its members a
Chairman, who, unless otherwise determined by the Board, shall if present act as chairman of each meeting of the stockholders and the Board of Directors.

                                  ARTICLE III.
                                   COMMITTEES
                                   ----------

         Section 1.        Committees of the Board of Directors.
                           -------------------------------------

                  The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

         Section 2.        Conduct of Business.
                           --------------------

                  Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                                   ARTICLE IV.
                                    OFFICERS
                                    --------

         Section 1.        Generally.
                           ----------

                  The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. The President shall be a member of the Board of Directors. Any number of offices may be held by the same person.

         Section 2.        President.
                           ----------

                  The President shall be the chief executive officer of the Corporation. Subject to the provisions of these by-laws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have the power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

         Section 3.        Vice President.
                           ---------------



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                  Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One Vice President may be designated by the Board to perform the duties and exercise the powers of the President in the event of the President's absence or disability.

         Section 4.        Treasurer.
                           ----------

                  The Treasurer shall have the responsibility for maintaining the financial records of the Corporation shall have custody of all monies and securities of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

         Section 5.        Secretary.
                           ----------

                  The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

         Section 6.        Delegation of Authority.
                           ------------------------

                  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

         Section 7.        Removal.
                           --------

                  Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

         Section 8.        Action with Respect to Securities
                           of Other Corporations.
                           ---------------------------------

                  Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may posses by reason of its ownership of securities in such other corporation.

                                   ARTICLE V.
                                      STOCK
                                      -----

         Section 1.        Certificates of Stock.
                           ----------------------

                  Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any of or all the signatures on the certificate may be facsimile.

         Section 2.        Transfer of Stock.
                           ------------------

                  Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 1 of Article V of these by-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

         Section 3.        Record Date.
                           ------------

                  The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

         Section 4.        Lost, Stolen or Destroyed Certificates.
                           ---------------------------------------

                  In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

         Section 5.        Regulations.
                           ------------

                  The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                   ARTICLE VI.
                                     NOTICES
                                     -------

         Section 1.        Notices.
                           --------

                  Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by overnight mail or courier guaranteeing delivery, by prepaid telegram or by facsimile. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. Except as otherwise provided in these by-laws, the time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by courier, telegram or facsimile, shall be the time of the giving of the notice.

         Section 2.        Waivers.
                           --------

                  A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting in person or by telephone shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                  ARTICLE VII.
                                  MISCELLANEOUS
                                  -------------

         Section 1.        Facsimile Signatures.
                           ---------------------

                  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

         Section 2.        Corporate Seal.
                           ---------------

                  The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

         Section 3.        Reliance upon Books, Reports and Records.
                           -----------------------------------------

                  Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

         Section 4.        Fiscal Years.
                           -------------

                  The fiscal year of the Corporation shall be as fixed by the Board of Directors.

                                  ARTICLE VIII.
                                   AMENDMENTS
                                   ----------

                  These by-laws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.

                  This is to certify that the foregoing is a true and correct copy of the By-laws of the corporation named in the title of these by-laws and that such By-laws, as amended and restated, were duly adopted by the Board of Directors of such corporation on May 8, 1998.



                                      /s/ Terry Smith
                                      ------------------------------------------
                                      Terry Smith, Secretary